Exhibit 10.36

EXECUTION VERSION

FIRST AMENDMENT AND JOINDER, dated as of April 14, 2010 (this “Amendment”), to the TAX RECEIVABLE AGREEMENT, dated as of July 13, 2007, by and among APO Corp., a Delaware corporation (“APO Corp.”), Apollo Principal Holdings II, L.P., a Delaware limited partnership (“Apollo Principal II”), Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Apollo Principal IV”), Apollo Management Holdings, L.P., a Delaware limited partnership (“AMH”), and each of the other parties signatory thereto identified as “Holders”. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement.

RECITALS

WHEREAS, APO Corp., on behalf of itself and the respective Partnerships it Controls, and Leon D. Black (“Black”), Marc J. Rowan (“Rowan”), Joshua J. Harris (“Harris”, and together with Black and Rowan, the “Founders”), Black Family Partners, L.P., a Delaware limited partnership (“BFP” and together with Black and any other member of Black’s Group that becomes a party hereto, the “Black Group”), MJR Foundation LLC, a New York limited liability company (“MJR Foundation” and together with Rowan and any other member of Rowan’s Group that becomes a party hereto, the “Rowan Group”), and MJH Partners, L.P., a Delaware limited partnership (“MJH Partners” and together with Harris and any other member of Harris’s Group that becomes a party hereto, the “Harris Group”) (the Black Group, the Rowan Group and the Harris Group are collectively referred to herein as the “Founders’ Groups”, and together with APO Corp., on behalf of itself and the respective Partnerships it Controls, are referred to herein as the “Amending Parties”), wish to amend certain terms of the Agreement as described below;

WHEREAS, MJH Partners has acquired an ownership interest in AP Professional and desires to become party to the Agreement in accordance with the terms hereof;

WHEREAS, each of Apollo Principal Holdings VI, L.P., a Delaware limited partnership (“Apollo Principal VI”), and Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership (“Apollo Principal VIII”), have become Subsidiaries of APO Corp. and Section 7.14 of the Agreement requires APO Corp. to cause any Person in which it acquires a general partner interest, managing member interest or similar interest to execute and deliver a joinder to the Agreement and become a “Partnership” for all purposes of the Agreement;

WHEREAS, APO Corp. is obligated, pursuant to the terms of the Agreement, to pay certain Tax Benefit Payments (as defined in the Agreement) to certain members of the Founders’ Groups;

WHEREAS, in connection herewith, an amendment (the “AMH LP Agreement Amendment”) is being made to the Second Amended and Restated Limited Partnership Agreement of AMH, dated as of July 13, 2007, by and among Apollo Management Holdings G.P., LLC and the Limited Partners (as defined therein), to provide for (1) a special allocation in 2009 and 2010 (the “Special Allocation”) of the income that AMH allocates to its two limited partners, APO Corp. and AP Professional, such that the income allocated to APO Corp. in 2009 in excess of $36,955,739 and in 2010 would be increased from 28.49% to 100% and the income allocated to AP Professional in 2009 in excess of $36,955,739 and 2010 would be decreased from 71.51% to 0%, (2) a special distribution (the “APO Special Distribution”) to APO Corp.

equal to the amount of the Special Allocation attributable to APO Corp., payable pursuant to the terms of the AMH LP Agreement Amendment and (3) a special distribution (the “AP Special Distribution”, and together with the APO Special Distribution, the “Special Distributions”) to AP Professional to the extent of the book-up as described in Section 5.05(j) of the AMH LP Agreement Amendment;

WHEREAS, after giving effect to the Special Allocation, APO Corp. would need to make accelerated Tax Benefit Payments to each of the Holders, including certain members of the Founders’ Groups;

WHEREAS, in order for APO Corp. to make the Tax Benefit Payments to the Holders, including certain members of the Founders’ Groups, AMH would make a partial payment of the APO Special Distribution to APO Corp.;

WHEREAS, in connection with the entry into the AMH LP Agreement Amendment to give effect to the Special Allocation and the Special Distributions, the Amending Parties desire for a portion of any Tax Benefits Payment payable to any members of the Founders’ Groups in respect of the 2010 Taxable Year to be partially deferred as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.1 Amendments.

(a) The Agreement is hereby amended by adding the following definition of “Group” immediately after the definition of “Expert” in Section 1.01 of the Agreement:

“Group” shall have the meaning given to such term in the Agreement Among Principals, dated as of July 13, 2007, by and among the Founders, BFP, MJR Foundation, AP Professional and BRH Holdings, L.P., as amended from time to time.

(b) The Agreement is hereby amended by amending and restating the definition of “Holder” in Section 1.01 of the Agreement to read in its entirety as follows:

“Holder” means each of the parties hereto other than APO Corp. and its Subsidiaries.

(c) The Agreement is hereby amended by amending and restating Section 3.01(a) of the Agreement to read in its entirety as follows:

“Payments. Within five (5) calendar days of a Tax Benefit Schedule becoming final in accordance with Section 2.04(a), APO Corp. shall pay to the applicable Holder, for such Taxable Year, the Tax Benefit Payment determined pursuant to Section 3.01(b); provided, that, with respect to any Tax Benefit Payment to be made to any member of the Founders’ Group in respect of the 2010 Taxable Year, (i) each such member agrees and acknowledges that 25% of any such Tax Benefit Payment payable to such member in respect of the 2010 Taxable Year (such portion, a “Deferred Tax Benefit Payment”) shall be payable by APO Corp. to the applicable member of the Founders’ Group on the fourth anniversary of the date on which the Tax Benefit Schedule in respect of the 2010 Taxable Year became final in accordance with Section 2.04(a). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of the applicable Holder previously designated by such Holder or as otherwise agreed by APO Corp. and the applicable Holder. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax estimated payments.”

1.2 Joinder to the Agreement.

(a) MJH Partners hereby agrees that upon execution of this Amendment, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a “Holder” for all purposes thereof

(b) Pursuant to Section 7.14 of the Agreement, each of Apollo Principal VI and Apollo Principal Holdings VIII hereby agrees that upon execution of this Amendment, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a “Partnership” for all purposes thereof.

1.3 No Other Amendments or Waivers; Integration.

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect, enforceable in accordance with its terms. Except as specifically set forth herein, this Amendment is not a consent to any waiver or modification of any other term or condition of the Agreement or any of the instruments or documents referred to in the Agreement and shall not prejudice any rights that the parties thereto may now or hereafter have under or in connection with the Agreement or any of the instruments or documents referred to therein. Except as specifically set forth herein, this Amendment shall be interpreted in a manner consistent with the terms of the Agreement.

1.4 Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

1.5 Counterparts and Facsimile Execution.

This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

[Signatures on following pages]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

APO CORP.

By:	/s/ John J. Suydam*
John J. Suydam
Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC,
its General Partner

By:	/s/ John J. Suydam*
John J. Suydam
Vice President

APOLLO PRINCIPAL HOLDINGS VIII, L.P.

By:	Apollo Principal Holdings VIII GP, Ltd.,
its General Partner

By:	/s/ John J. Suydam*
John J. Suydam
Vice President

*	The undersigned executes this Amendment on behalf of each of the entities listed above with an asterisk following his name, solely in his capacity as an officer of such entities.

/s/ John J. Suydam
John J. Suydam

[First Amendment to the Tax Receivable Agreement]

HOLDERS:

/s/ Leon D. Black
Leon D. Black

/s/ Marc J. Rowan
Marc J. Rowan

/s/ Joshua J. Harris
Joshua J. Harris

BLACK FAMILY PARTNERS, L.P.

By:	Black Family GP, LLC,
its General Partner

By	/s/ Leon D. Black
Leon D. Black
Manager

MJR FOUNDATION LLC

By:	/s/ Marc J. Rowan
Marc J. Rowan
Manager

MJH PARTNERS, L.P.

By:	MJH Family, LLC
its General Partner

By:	/s/ Joshua J. Harris
Joshua J. Harris
Member

[First Amendment to the Tax Receivable Agreement]